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                                     BYLAWS

                                       OF

                    PROFESSIONAL BENEFITS INSURANCE COMPANY


                  ARTICLE I. NAME, LOCATION AND RULES OF ORDER

        NOTE: USE OF THE MASCULINE GENDER THROUGHOUT THESE BYLAWS SHALL
                    MEAN ANY PERSON, WHETHER MALE OR FEMALE

         Section 1. Name. The name of the Corporation shall be Professional Benefits Insurance Company.

         Section 2. Location. The Principal Office of the Corporation shall be in the city of Houston, State of Texas. Other offices of the Corporation shall be located at such places as the Board of Directors may designate.

         Section 3. Rules of Order. The current edition of Sturgis Code of Parliamentary Procedure shall govern deliberations of Professional Benefits Insurance Company when not in conflict with its Bylaws.

                            ARTICLE II. STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of the meeting on either the last, or the next to the last Friday in April as designated in the notice of the meeting, each and every year, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. The date set for the annual meeting shall not be set to fall on a legal holiday in the State of Texas. The date of the Annual Stockholders Meeting shall be set by a Resolution of the Board of Directors during the January Quarterly Board Meeting.

         Section 2. Special Meetings. Special meetings of the Stockholders may be called by the President or by the Board of Directors. A special meeting of the Stockholders shall be called by the President upon the demand of Class A common Stockholders owning over ten percent [10%] of the Class A stock issued and outstanding. The purpose of the call shall be specifically stated by the Stockholders making the demand. Only the specific subjects listed in the official "Notice of the Special Called Meeting" may be acted upon. The Company shall have 10 business days following


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the receipt of the Request of a Special Called Stockholders Meeting to verify that the list of the required 10% of the stockholders requesting the call contains a valid list of 10% of the required stockholders.

The Board of Directors or the Executive Committee shall set the date of the Special Called Meeting at the end of the 10 business days following the request as set forth in "Article II, Section 3. Notice of Meetings" of these Bylaws. Notwithstanding the requirements of Article II, Section 3, the Special Called Meeting date may be set at a date later than the "...60 days...," but not exceeding 150 days if the Annual stockholders Meeting will be held within 150 days of the "Notice."

         Section 3. Notice of Meetings. Notice of the time and place for all annual and special meetings shall be mailed by the Secretary to each Stockholder not less than ten [10] days nor more than [60] days before the date of the meeting. The place, date and time of Stockholders meetings shall be set by a resolution of the Board of Directors or by a resolutions of the Executive Committee.

         Section 4. Quorum. At any meeting of the Stockholders, the holder or holders of a majority of the shares of the Class A stock issued and outstanding, present in person or by proxy, shall constitute a quorum of the Stockholders for all purposes. If a quorum shall not be present at any meeting, such meeting may adjourn from time to time without notice other than by announcement by the Chairman at the meeting until holders of the amount of stock necessary to constitute a quorum shall attend.

         Section 5. Voting. At all meetings, a Stockholder shall be entitled to cast one vote for each share of Class A Common stock held in his name, which vote may be cast by the Stockholder in person or by proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney in fact.

         When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall decide any question properly brought before such meeting and shall be the act of the shareholder's meeting, unless the vote of a greater number is required by these bylaws, the Articles of Incorporation, the Texas Business Corporation Act, the Texas Insurance Code, the Security Exchange Commission Regulations or other law.

         Section 6. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining the stockholders entitled to notice of, or to vote at any meeting of the stockholders, or any adjournment thereof, only persons who are stockholders on the date of the mailing of the notice of the specific meeting which is being called may vote.


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         Section 7. Conduct of Meetings. All meetings of the Stockholders shall be presided over by the Chairman of the Board of the Corporation, or in his absence by the President.

                        ARTICLE III. BOARD OF DIRECTORS

         Section 1. Number. The business and property of the Corporation shall be managed by the Board of Directors composed of no less than five [5], nor more than thirteen [13] members who shall be owners of Class A stock. The number of Directors to serve from the next Annual Stockholders meeting until the subsequent Stockholders Meeting shall be set by a Resolution of the Board at the October Board Meeting. At this October meeting, the Board shall also, by Resolution, appoint one or more members of the Board to the Nominating Committee and select the Chairman. The committee shall bring a slate of nominees to the January Board meeting for approval of the Board. If the number of Directors is eight [8] or less, all Directors shall be elected for a one [1] year term. If the number of Directors is nine [9] or more, the Directors shall be elected for three [3] year terms. The resolution shall then prescribe the number to be elected each year so that as near an equal number as possible shall be elected each year as set forth in the Articles of Incorporation. The Directors shall be elected by the Class A common Stockholders by a plurality vote at the Annual meeting of the Stockholders. A vacancy or vacancies on the Board of Directors may be filled by the remaining Directors or Director though less than a quorum and the Director or Directors elected to fill such a vacancy or vacancies shall hold office for the unexpired term or until his or their successors shall be duly elected and qualified.

Between Annual Stockholder Meetings, the Board may, by a vote of [2/3] of the current Directors, increase or decrease the number of Directors as may be deemed necessary. Any increase in the Number shall be filled by the election by the Board of a person or persons to serve until the next Annual Election of Directors by the Stockholders. Any decrease in the number of directors may only be made if there is a vacancy, or vacancies so that a reduction in the number of directors shall not effect the removal of a current Director.

         Section 2. Advisory Directors. The Board of Directors may appoint one or more Advisory Directors, but not to exceed a number equal to one half the number of Directors. Terms of Advisory Directors shall run from the date of their appointment until the next Annual Meeting of the Board of Directors. Advisory Directors may be re-appointed at the will of the Board. The duty of Advisory Directors shall be to lend their experience and expertise to the deliberations and activities of the Board of Directors. They may serve on committees and do all such things as any Director except as specifically noted in these Bylaws. Advisory Directors may enter into discussions and make and or second motions, but shall not have the right to vote. Advisory Directors shall not serve as Officers of the Company. Compensation for Advisory Directors shall be the same as set for Directors.


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         Section 3. Removal of a Director. A Director shall automatically be removed from the Board of Directors when they are no longer a Shareholder of any Class A Stock of the Company. An employee who is also elected as a Director by virtue of having been elected an Officer shall automatically be removed from the Board of Directors upon their resignation as an officer, retirement from the Company, or upon the termination of their employment with the Company. Directors may only be removed by action of the Board of Directors as provided in these Bylaws. Any Director may be removed from the Board of Directors with or without cause by a two thirds [2/3] affirmative vote of the Directors present at any regular or called meeting of the Board of Directors, including a telephone conference call meeting, provided further that the quorum necessary for such an action shall be two thirds [2/3] vote of the current number of Directors and not the simple majority quorum required for Board Meetings.

         Section 4. Regular Meetings. The regular Annual meeting of the Board of Directors shall be held immediately after the adjournment of each Annual meeting of the Stockholders. The Board of Directors shall also hold additional regular meetings in October, January and July. Notice of the time and place for the annual meeting and all regular meetings of the Board of Directors shall be mailed or sent by facsimile transmission by the Secretary to each Director not less than ten [10] days before the date of the meeting.

         Section 5. Special Meetings. The Chairman or the President, shall have the authority to call and hold Special Meetings of the Board of Directors. Special meetings of the Board of Directors shall be held at such time and at such place as shall be determined by the Chairman of the Board or the President when they issue the call for the Special Meeting. The Chairman shall call a special meeting of the Board of Directors upon the request of a majority of the Directors.

         Section 6. Telephone Conference Call Meetings. The Chairman or President, shall have the authority to call and hold meetings by means of telephone conference calls. Such meetings shall be considered special meetings of the Board of Directors.

         Section 7. Notice. Notice of all Annual, Regular or Special Meetings of the Board of Directors, shall be given by the Secretary. Notices for Quarterly and Special meetings of the Board of Directors may be either written, [the word oral has been deleted] or by Facsimile Transmission. Notice of Annual and Quarterly Board Meetings shall be sent no less than twenty [20] and no more than sixty [60] days before the date of such meeting. Notice of Special Board Meetings shall be sent before such meeting is held, not less than two [2] days nor more than ten [10] days before the date for such Special Board meeting. By unanimous consent this provision may be waived only for Special Meetings.

         Section 8. Action by Unanimous Consent. The Board of Directors is authorized to take action by unanimous consent in lieu of holding Directors Meetings.

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         Section 9. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and a majority vote of the members present shall be needed to take any action, except in those instances where a two thirds [2/3] Quorum, and a two thirds [2/3] affirmative vote is specified in another Section of these Bylaws.

         Section 10. Election of Officers. The Directors shall elect the Officers of the Corporation at the regular Annual meeting of the Directors following each Annual meeting of the Stockholders.

         Section 11. Executive Committee. The Executive Committee shall be a Standing Committee of the Board of Directors and shall be composed of the Chairman of the Board of Directors, the President, the Secretary and the Treasurer, or the Secretary-Treasurer. The Chairman of the Board shall be the Chairman of the Executive Committee. It shall be the duty of the Executive Committee to assist the President in making decisions between the regular meetings of the Board of Directors. Either the Chairman of the Board, or the President may call a meeting of the Executive Committee. The Chairman shall call a meeting of the committee at the request of any two members of the committee. A quorum shall be two thirds of the number of the members and a majority vote of the members present shall be needed to take any action. The Secretary shall keep minutes of all meetings, and a copy of the minutes of each Executive Committee meeting shall be filed with the records of the Company, and a copy of these minutes shall be distributed to all Directors.

         Section 12. Committees. The Board of Directors may by resolution designate among its members one or more Committees consisting of one or more Directors and or Advisory Directors, to exercise such authority as granted by the Board of Directors. These Committees may be created as Standing Committees, or as Temporary Committees. The Committees shall keep minutes of all meetings, and a copy of all minutes shall be sent to the President and the Secretary to be filed with the records of the Company.

         Section 13. Compensation. Directors of the Corporation shall receive as compensation for their services as Directors such compensation as may be fixed and determined by the Board of Directors. Advisory Directors shall receive as compensation for their services as Advisory Directors the same compensation that has been fixed for Directors.

                              ARTICLE IV. OFFICERS

         Section 1. Number and Designation. The Officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer or Secretary-Treasurer and a VicePresident. An Executive Vice President, a Senior Vice President, and other Vice Presidents and such assistant officers as may be needed may be designated by the Board of Directors. The Chairman or the President may not hold the office of Secretary or Treasurer, but may hold any other office concurrently. Only members of the Board of Directors are eligible for election to the office of

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Chairman of the Board, President, Secretary and Treasurer or
Secretary-Treasurer. The Executive Vice President, the Senior Vice-President and any other Vice-Presidents may be elected from the board or from the employees of the company.

         Section 2. Election and Term of Office. The Officers of the Corporation shall be elected at the Annual Board of Directors Meeting by the Board of Directors for a term of one year and shall hold office until their successors are duly elected and qualified, or until they are removed in accordance with the provisions of these Bylaws.

         Section 3. Removal of an Officer. Only the Board of Directors shall have the right and power to remove from office the Chairman of the Board, the Secretary, the Treasurer or the Secretary-Treasurer and to terminate the employment of the President by a two thirds [2/3] affirmative vote at any regular or called meeting of the Board of Directors including a telephone conference call meeting; provided further that the quorum necessary for such an action shall be two thirds [2/3] of the current number of Directors and not the simple majority quorum required for Board meetings. The President shall have the right and power to terminate the employment of any employee officer of the Company subject to the provisions of the Company Employee Policy Manual. Any employee officer of the Company who retires, or who resigns from the Company, or whose employment is terminated, or is deceased shall automatically cease to be an officer of the Company. An employee officer who is also a Director shall automatically be removed as a Director under the provisions of Article III,
Section 2., of these Bylaws.

         Section 4. Vacancy. A vacancy in any office may be filled by the Board of Directors by appointment for the unexpired portion of the term.

         Section 5. Chairman of the Board. The Chairman shall preside at all meetings of the Stockholders, the Board of Directors and the Executive Committee.

         Section 6. President. The President shall be the Chief Executive Officer of the Corporation and shall in general supervise and control all of the business and property of the Corporation. The President shall in the absence of the Chairman of the Board preside at meetings of the Stockholders, the Board of Directors and the Executive Committee. The President shall, at the direction of the Board of Directors, have authority to make and enter into contracts, to borrow money, and make purchases and sales, and to sign, execute and deliver all contracts, conveyances, deeds, deeds of trust, leases, assignments, mortgages, chattel mortgages, pledges, releases, checks, drafts, orders for the payment of money, notes or other obligations of the Corporation and all other written instruments of any character appropriate to any of the powers or duties of the President in the name of and binding upon the Corporation. The President shall perform such other duties as from time to time may be designated by the Board of Directors.


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         Section 7. Executive Vice-President. In the absence of the President or in the event of his death or inability or refusal to act, the Executive Vice-President shall perform the duties of the President and when so acting shall have all of the powers of, and be subject to all restrictions upon the President. The Executive Vice-President shall perform such other duties as from time to time may be designated by the President or the Board of Directors.

         Section 8. Senior Vice-President. In the absence of the President and the Executive Vice-President, the Senior Vice President shall perform the duties of the President and when so acting shall have all of the powers of, and be subject to all restrictions upon the President. The Senior Vice-President shall perform such other duties as from time to time may be designated by the President or the Board of Directors.

         Section 9. Vice-President. In the absence of the President and the Executive VicePresident and the Senior Vice-President, or in the event of their death or inability or refusal to act, the Vice President shall perform the duties of the President and when so acting shall have all of the powers of, and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be designated by the President or the Board of Directors. In the event that there are two or more Vice-President, the Vice-President that shall perform the duties of the President under the above circumstances shall be designated by Resolution of the Board of Directors and recorded in the Minutes.

         Section 10. Secretary. The Secretary shall attend and keep the minutes of the meetings of the Stockholders, the meetings of the Board of Directors and the meetings of the Executive Committee. The Secretary shall issue notice of all meetings of Stockholders, the Board of Directors and the Executive Committee in accordance with these Bylaws. The Secretary shall be the custodian of the records and of the seal of the Corporation and see that the seal of the Corporation is duly affixed to all documents and shall attest with his or her signature all stock certificates and contracts of the Corporation. The Secretary shall perform all other such duties as are incident to the office and shall perform all other duties delegated to the Secretary by the President or the Board of Directors.

         Section 11. Treasurer. The Treasurer shall keep record of books of accounts and shall submit them, together with all his vouchers, receipts, records and other papers to the Board of Directors for their examination and approval as often as they may require. The Treasurer shall perform all other such duties delegated to the Treasurer by the President or the Board of Directors.

         Section 12. Secretary-Treasurer. In the event the Board of Directors chooses to designate a Secretary-Treasurer, the Secretary-Treasurer shall have all the duties of the Secretary, as set forth in ARTICLE IV., Section 10., and all of the duties of the Treasurer, as set forth in ARTICLE IV, Section 11.


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         Section 13. Salaries. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. However, the Board of Directors may by resolution authorize the President to fix the salaries of all other Officers. Only the Board shall fix the salary of the President.

                         ARTICLE V. STOCK CERTIFICATES

         Section 1. Form. Certificates representing stock in the Corporation shall be in such form as approved by the Board of Directors. The certificates shall be signed by the President or Senior Vice-President and the Secretary or Assistant Secretary, and the signatures of such officers may be facsimiles. They shall be consecutively numbered and shall bear the seal of the Corporation. The name and address of the person to whom the shares are issued with the number of shares and date of issue shall be entered on the stock transfer books of the Corporation.

         Section 2. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

When shares are registered on the books of the corporation in the names of two or more persons as joint owners with the right of survivorship, and after the death of a joint owner and before the time that the corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares or any distribution thereon, the transfer of those shares to any person, firm, or corporation [including that surviving joint owner, individually] and pay any distributions made in respect of those shares, in each case as if the surviving joint owner was the absolute owner of the Shares.

         Section 3. Transfer. Transfers of stock shall be made only on the books of the Corporation. The old certificate, properly endorsed, shall be surrendered and canceled before a new certificate shall be issued.

         Section 4. Lost, Stolen, Destroyed or Mutilated Certificates. A Duplicate certificate of stock may be issued for such as may have been lost or destroyed, upon the applicant's furnishing affidavit that they are the owner of said certificate and that same has been lost or destroyed, together with bond of indemnity, with satisfactory security to the Company conditioned upon loss in consequence of issue of said duplicate certificate.

         Section 5. Uncertified Shares. The Board of Directors is authorized to provide that some or all of any or all classes and series of shares of the Corporation Stock is designated as uncertified shares.

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                             ARTICLE VI. DIVIDENDS

The Board of Directors may declare and pay dividends from the earned surplus of the Corporation or from the net profits arising from the business of the Corporation. The Board of Directors may fix in advance a record date for the purpose of determining which shares shall receive dividends.

                          ARTICLE VII. CORPORATE SEAL

The Corporate seal of the Corporation shall be a circular disc within which shall be inscribed the name of the Corporation. While the corporate seal may be placed on any document at the desire of the Officers or the Directors of the Corporation, it shall never be necessary to place the corporate seal on any document as a prerequisite to the validity of such document except only where the Texas Corporation Business Act specifically requires such seal.

                           ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall begin January 1 and end December 31 of every year.

                               ARTICLE IX. WAIVER

Whenever any notice is required to be given any Stockholder or Director of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

                             ARTICLE X. AMENDMENTS

The Board of Directors at any Annual, Regular or special meeting by a vote of three fourths [3/4] of the current number of Directors, shall have the power to alter, amend, make and repeal the Bylaws of the Corporation.

                             ARTICLE XI. CONTRACTS

Contracts between the Company and its Officers and or Directors are permissible so long as one [1], the material facts of the contract and the relationship of the Officer or Director are disclosed to the Board of Directors which authorizes such contract, or two [2], the material facts of the contract and the relationship of the Officer or Director are disclosed to the Shareholders who authorize such contract, or three [3], the contract is fair to the Company at the time it is authorized, approved or ratified by the Board of Directors or Shareholders of the Company.


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